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                                                                   EXHIBIT 10.93

                  NONINCENTIVE STOCK OPTION AGREEMENT FOR THE
                      1994 EMPLOYEE STOCK OPTION PLAN FOR
                             POLYPHASE CORPORATION


A Nonincentive Stock Option (the "Option") for a total of 30,000 shares of Common Stock, par value $0.01 per share, of Polyphase Corporation (the "Company") is hereby granted to

                                MICHAEL F. BUCK

(the "Optionee") at the price determined as provided in, and in all respects subject to the terms, definitions and provisions of, the 1994 Employee Option Plan for Polyphase Corporation (the "Plan"), which is incorporated herein by reference.

1.   Option Price.  The option price is $.75 for each share.
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2.   Exercise of Option.  This Option shall be exercisable in accordance with
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     the provisions of the  Plan as follows:

          (i)  Schedule of Rights to Exercise.  This option shall be
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               exercisable, in whole or in part, immediately on the date of grant.

          (ii) Method of Exercise.  This Option shall be exercisable by a
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               written notice which shall:

            a. state the election to exercise the Option and the number of shares in respect of which it is being exercised;

            b. be signed by the person or persons entitled to exercise the
               Option, and if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to the Company, of the right of such person or persons to exercise the Option; and

          (iii) Payment.  Payment of the purchase price of any shares with
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                respect to which this Option is being exercised shall be by cash, certified or bank cashier's check, money order, personal check, with shares of Common Stock of the Company or by a
                combination of the above delivered to the Company and their exercise shall not be effective until such payment is made. If the exercise price is paid in whole or in part with shares of
                Common Stock of the Company, the value of the shares surrendered shall be the Fair Market Value on the date received by the
                Company. The certificate or certificates for shares of Common
                Stock as to which the Option shall be exercised shall be
                registered in the name of the person or persons exercising the
                Option.
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          (iv) Withholding.  The Optionee shall make satisfactory arrangements
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               for the withholding of any amounts necessary for withholding in accordance with applicable federal or state income tax laws.

          (v)  Restrictions on Exercise.
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               (a) This Option may not be exercised if the issuance of the shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the exercise of this Option, the Company may require the person exercising this Option to make any arrangements and undertakings that may be required by any applicable law or regulation.

               (b) Shares issued upon exercise of this Option without
                   registration of such shares under the Securities Act of 1933, as amended (the "Act"), shall be restricted securities subject to the terms of Rule 144 under the Act. The certificates representing any such shares shall bear an appropriate legend restricting transfer and the transfer agent of the Company shall be given stop transfer instructions with respect to such shares.

          (vi) Surrender of Option.  Upon exercise of this Option in part, if
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               requested by the Company, the Optionee shall deliver this Option and any other written agreements executed by the Company and the Optionee with respect to this Option to the Company who shall endorse or cause to be endorsed thereon a notation of such exercise and return all agreements to the Optionee.

3.   Non-transferability of Option.  This Option may not be transferred by the
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     Optionee otherwise than by will or the laws of descent and distribution and so long as an Optionee lives, only such Optionee or his guardian or legal representative shall have the right to exercise this Option. The terms of this option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

4.   Term of Option.  This Option may not be exercised after the expiration of
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     ten (10) years from the Date of Grant of this Option and is subject to earlier termination as provided in the Plan. This Option may be exercised during such term only in accordance with the Plan and the terms of this Option.

5.   Law Governing.  THIS OPTION IS INTENDED TO BE PERFORMED IN THE STATE OF
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     TEXAS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED
     BY THE LAWS OF SUCH STATE.

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Date of Grant: March 17, 1998
                                             POLYPHASE CORPORATION


                                             By:
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                                                President

ATTEST:


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Secretary


Optionee acknowledges receipt of a copy of the Plan and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all the terms and provisions of the Plan. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee (as defined in the Plan) upon any questions arising under the Plan.


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                                             Optionee

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